UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 18, 2008, the Court of Appeals for the Federal Circuit (“CAFC”) issued rulings in connection with an appeal in a long standing patent litigation that Guidant Corporation (now Boston Scientific Corporation, “BSX”) and Mirowski Family Ventures, LCC (“MFV”) initiated against St. Jude Medical, Inc. (“SJM”).

The patent litigation at issue was originally initiated in November 1996, and is currently limited to the ‘288 patent which expired in 2003.

The decision by the CAFC is one of many in the over 12 years of this litigation and has no material impact on SJM’s consolidated earnings, financial position or cash flows.

Background

In the appeal, Cardiac Pacemakers v. St. Jude Medical, Docket No. 2007-1296 (Fed. Cir.), BSX and MFV sought to overturn rulings issued by the District Court in Cardiac Pacemakers, Inc. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 1-96-cv-1718 DFH/TAB, (S.D. Ind.).

More specifically, BSX and MFV requested the CAFC to reverse the following rulings the district court judge made in favor of SJM:

1)	in March 2006 (limiting damages only to those relatively few instances where the cardioversion method described in the only remaining claim in the ‘288 patent was practiced), and

2)	in March 2007 (invalidating the ‘288 patent).

The CAFC heard oral arguments in the appeal in October 2008.

The CAFC’s December 18, 2008 Ruling

While the CAFC reversed the District Court’s summary judgment ruling declaring the patent invalid, it affirmed one of the District Court’s key rulings in favor of SJM limiting damages only to those relatively few instances where the cardioversion method described in the only remaining claim in the ‘288 patent was practiced.

SJM had previously limited its exposure in this case in its July 29, 2006 settlement agreement (the “Settlement Agreement”) with BSX. See Form 8-K filed by SJM on July 31, 2006. Pursuant to the Settlement Agreement, BSX agreed it would not seek recovery of lost profits, prejudgment interest or a royalty rate in excess of 3% of net sales for any patents found to be infringed by SJM products.

As such, although the invalidity of the patent has now been overturned, the damages in the case going forward are limited to those relatively few instances prior to the expiration of the patent in 2003 when the cardioversion therapy method described in the only remaining claim of the ‘288 patent is actually practiced. Given these circumstances, the ultimate damages, if any, would have no material impact on SJM’s consolidated earnings, financial position or cash flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: December 18, 2008	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary